KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
ANNOUNCES TRADING OF ITS LISTING ON THE OTC BULLETIN BOARD UNDER STOCK SYMBOL “KATY”

ARLINGTON, VA - April 16, 2007 - Katy Industries, Inc. (“Katy”) announced today that Katy’s shares of common stock began trading on the OTC Bulletin Board (“OTC BB”). The Company received clearance today from the NASD for listing on the OTC. Katy’s new ticker symbol, effective immediately, is KATY.

“We believe the OTC Bulletin Board will offer the Company’s current and future stockholders with the opportunity to continue to purchase and sell shares of our common stock at market prices while we focus on profitably growing the business,” said Anthony T. Castor III, Katy’s President and Chief Executive Officer.

Forward-Looking Statements

This press release may contain various “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 including any future increase or decrease in our market capitalization and whether the OTC Bulletin Board will provide liquidity to our stockholders. The forward-looking statements are based on the beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the company’s management. These statements are subject to risks and uncertainties that may cause actual results to differ materially from the statements and other information contained herein. Risks and uncertainties include but are not limited to: economic conditions in North America; changes to our cost structure; the effect of changes in our operations and strategic direction; our ability to identify and respond to evolving trends in demographics and consumer preferences; our ability to effectively invest capital to realize our strategic objectives; and the level of trading, if any, of our common stock on the OTC Bulletin Board. Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business and are not a guarantee of future performance. Undue reliance should not be placed on such forward-looking statements, as they speak only as of the date hereof and we undertake no obligation to update these statements to reflect subsequent events or circumstances, except as may be required by law. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with interests primarily in Maintenance Products and Electrical Products.

Company contact:
Katy Industries, Inc.
Amir Rosenthal
(703) 236-4300